Exhibit 99.2

SHENZHEN QIANHAI BAIYU SUPPLY CHAIN CO., LTD.

Financial statements as of and for the years ended
December 31, 2019 and 2018 and report of Independent Registered
Public Accounting Firm

SHENZHEN QIANHAI BAIYU SUPPLY CHAIN CO., LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TD Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Shenzhen Qianhai Baiyu Supply Chain Co., Ltd. (the “Company”) as of December 31, 2019 and 2018, and the related statements of income, comprehensive income, changes in equity, and cash flows for the years ended，and the related notes to the financial statements and schedule (the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2018

AUDIT ALLIANCE LLP

October 15, 2020

SHENZHEN QIANHAI BAIYU SUPPLY CHAIN CO., LTD.

BALANCE SHEETS

(All amounts in RMB unless otherwise stated)

	December 31
	2019	2018
ASSETS

Current assets:
Cash and cash equivalents	5,999,936	44,866
Accounts receivable, net	-	3,830,003
Prepayment, net	84,158,068	9,591,161
Other receivables, net	384,214	124,799
Total current assets	90,542,218	13,590,829

Total assets	90,542,218	13,590,829

LIABILITIES AND EQUITY

Current liabilities:
Taxes payable	11,254,014	448,528
Accounts payable	-	2,242,548
Other Payable and accrued liabilities	30,877,236	8,778,356
Total current liabilities	42,131,250	11,469,432
Total liabilities	42,131,250	11,469,432

Equity
Statutory capital	5,000,000	-
Statutory reserves	4,341,097	212,140
Retained earnings	39,069,871	1,909,257
Total equity	48,410,968	2,121,397
Total liabilities and equity	90,542,218	13,590,829

See accompanying notes to financial statements.

SHENZHEN QIANHAI BAIYU SUPPLY CHAIN CO., LTD.

STATEMENTS OF COMPREHENSIVE INCOME

(All amounts in RMB unless otherwise stated)

	Year ended	Year ended
	December 31	December 31
	2019	2018
Revenue	148,211,358	18,357,077
Cost of revenue	(98,760,976)	(16,528,240)
Gross profit	49,450,382	1,828,837

Operating expenses
General and administrative expenses	(874,955)	(370,066)
Total operating expenses	(874,955)	(370,066)

Income from operations	48,575,427	1,458,771
Interest income	539	156
Income before income tax expense	48,575,966	1,458,927
Income tax expense	(7,286,395)	(121,329)
Net income	41,289,571	1,337,598
Other comprehensive income	-	-
Comprehensive income	41,289,571	1,337,598

See accompanying notes to financial statements.

SHENZHEN QIANHAI BAIYU SUPPLY CHAIN CO., LTD.

STATEMENTS OF EQUITY

(All amounts in RMB unless otherwise stated)

		Retained Earnings
	Statutory capital	Statutory reserves	Unrestricted	Total
Balance at December 31, 2017 (unaudited)	-	78,130	705,669	783,799

Net income	-	-	1,337,598	1,337,598

Statutory reserve	-	134,010	(134,010)	-

Balance at December 31, 2018	-	212,140	1,909,257	2,121,397

Net income	-	-	41,289,571	41,289,571

Capital contribution	5,000,000	-	-	5,000,000

Statutory reserve	-	4,128,957	(4,128,957)	-

Balance at December 31, 2019	5,000,000	4,341,097	39,069,871	48,410,968

See accompanying notes to financial statements.

SHENZHEN QIANHAI BAIYU SUPPLY CHAIN CO., LTD.

STATEMENTS OF CASH FLOW

(All amounts in RMB unless otherwise stated)

	Year ended	Year ended
	December 31	December 31
	2019	2018
Operating activities:
Net income	41,289,571	1,337,598
Changes in operating assets and liabilities:
Accounts receivable	3,830,003	(3,830,003)
Other receivables	(259,414)	110,310
Prepayments	(74,566,907)	9,689,150
Accounts payable	(2,242,549)	300,631
Other payables and accrued liabilities	22,098,880	(7,659,905)
Taxes payable	10,805,486	73,897
Net cash generated from operating activities	955,070	21,678

Cash flows from Financing activities:
Capital contribution from investors	5,000,000	-
Net cash from financing activities	5,000,000	-

Net increase in cash and cash equivalents	5,955,070	21,678

Cash and cash equivalents at the beginning of the year	44,866	23,188

Cash and cash equivalents at the end of the year	5,999,936	44,866

Supplemental disclosure of cash flow information:
Cash paid for income tax	53,596	57,365

See accompanying notes to financial statements.

SHENZHEN QIANHAI BAIYU SUPPLY CHAIN CO., LTD.

December 31, 2019 and 2018

Notes to the financial statements

1.	organization and principal activities

Shenzhen Qianhai Baiyu Supply Chain Co., Ltd. (the “Company”) was established in Shenzhen, Guangdong Province, the People’s Republic of China (the “PRC”) on August 17, 2016. The Company principally engages in aluminum ingots trading, supply chain management and related support services, wholesaling and supply financing.

2.	Summary of Significant Accounting Policies and Practices

(a)	Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for information pursuant to the rules and regulations of the SEC.

(b)	Use of estimates and assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s financial statements include the useful lives of plant and equipment and intangible assets, capitalized development costs, impairment of long-lived assets, allowance for doubtful accounts, revenue recognition, allowance for deferred tax assets and uncertain tax position, and inventory allowance. Actual results could differ from these estimates.

(c)	Foreign currency translation

The reporting currency of the Company is the Renminbi (RMB). The Company in China conducts its businesses in the local currency, Renminbi (RMB), as its functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. The statement of income accounts is translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

SHENZHEN QIANHAI BAIYU SUPPLY CHAIN CO., LTD.

December 31, 2019 and 2018

Notes to the financial statements

2.	Summary of Significant Accounting Policies and Practices- continued

(d)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand; demand deposits and time deposits placed with banks or other financial institutions and have original maturities of less than three months.

(e)	Accounts receivable, net

Accounts receivable include trade accounts due from customers. Accounts are considered overdue after 30 days. In establishing the required allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of December 31, 2019 and 2018, no allowance for the doubtful accounts.

(f)	Prepayments, net

Prepayments are cash deposited or advanced to suppliers for future inventory purchases. This amount is refundable and bears no interest. For any advances to suppliers determined by management that such advances will not be in receipts of inventories or refundable, the Company will recognize an allowance account to reserve such balances. Management reviews its advances to suppliers on a regular basis to determine if the allowance is adequate, and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary. As of December 31, 2019 and 2018, no allowance for the doubtful accounts.

(g)	Fair value measurements

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1- inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value.

SHENZHEN QIANHAI BAIYU SUPPLY CHAIN CO., LTD.

December 31, 2019 and 2018

Notes to the financial statements

2.	Summary of Significant Accounting Policies and Practices - continued

(g)	Fair value measurements - continued

The carrying amounts included in current assets and current liabilities are reported in the company balance sheets as approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. The long-term prepaid expense is approximate to its carrying value.

(h)	Revenue recognition

The Company adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (ASC 606). The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

Sale of aluminum ingots

The company recognize revenue when the receipt of merchandise is confirmed by the customers, which is the point that the title of the goods is transferred to the customer.

Sale of supply chain services

The company recognition of service revenue when a service is completed, the Company issues billing to its customers and recognizes revenue according to the billing.

(i)	Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the company financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

SHENZHEN QIANHAI BAIYU SUPPLY CHAIN CO., LTD.

December 31, 2019 and 2018

Notes to the financial statements

2.	Summary of Significant Accounting Policies and Practices - continued

(j)	Employee benefits

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans by law. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. Total expenses for the plans were RMB 7,336 and RMB 5,895 for the years ended December 31, 2019 and 2018, respectively.

(k)	Statutory reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

(l)	Recently issued accounting pronouncements

In September 2017, the FASB issued ASU No. 2017-13, to clarify the effective dates that public business entities and other entities were required to adopt ASC Topic 842 for annual reporting. A public business entity that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC adopting ASC Topic 842 for annual reporting periods beginning after December 15, 2019, and interim reporting periods within annual reporting periods beginning after December 15, 2020. ASU No. 2017-13 also amended that all components of a leveraged lease be recalculated from inception of the lease based on the revised after tax cash flows arising from the change in the tax law, including revised tax rates. The difference between the amounts originally recorded and the recalculated amounts must be included in income of the year in which the tax law is enacted. The Company has not early adopted this update and it will become effective on January 1, 2020.

SHENZHEN QIANHAI BAIYU SUPPLY CHAIN CO., LTD.

December 31, 2019 and 2018

Notes to the financial statements

2.	Summary of Significant Accounting Policies and Practices - continued

(l)	Recently issued accounting pronouncements - continued

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU is intended to improve financial reporting by requiring timelier recording of credit losses on loans and other financial instruments held by financial institutions and other organizations. This ASU requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This ASU requires enhanced disclosures to help investors and other financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of the Company’s portfolio. These disclosures include qualitative and quantitative requirements that provide additional information about the amounts recorded in the financial statements. Its mandatory effective dates are as follows: 1. Public business entities that meet the definition of an SEC filer for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years; 2. All other public business entities for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years; and 3. All other entities (private companies, not-for-profit organizations, and employee benefit plans) for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. On November 15, 2019, FASB issued ASU 2019-10 which provides a framework to stagger effective dates for future major accounting standards (including ASC 326 Financial instrument-credit losses) and amends the effective dates to give implementation relief to certain type of entities: 1. Public business entities that meet the definition of an SEC filer, excluding entities eligible to be Smaller Reporting Companies, or SRC, as defined by the SEC, for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years; and 2. All other entities for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. As an “emerging growth company,” or EGC, the Company has elected to take advantage of the extended transition period provided in the Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards applicable to private companies. The Company will adopt ASU 2016-13 and its related amendments effective January 1, 2023, and the Company is in the process of evaluating the potential effect on its company financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement,” to improve the effectiveness of disclosures in the notes to financial statements related to recurring or nonrecurring fair value measurements by removing amounts and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, policies for timing of transfers between different levels for fair value measurements, and the valuation processes for Level 3 fair value measurements. The new standard requires disclosure of the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company does not expect that the adoption of this ASU will have a material impact on its financial statements.

SHENZHEN QIANHAI BAIYU SUPPLY CHAIN CO., LTD.

December 31, 2019 and 2018

Notes to the financial statements

2.	Summary of Significant Accounting Policies and Practices - continued

(l)	Recently issued accounting pronouncements - continued

In October 2018, the FASB issued ASU2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities. ASU 2018-17 expands the accounting alternative that allows private companies the election not to apply the variable interest entity guidance to qualifying common control leasing arrangements. ASU 2018-17 broadens the scope of the private company alternative to include all common control arrangements that meet specific criteria (not just leasing arrangements). ASU 2018-17 also eliminates the requirement that entities consider indirect interests held through related parties under common control in their entirety when assessing whether a decision-making fee is a variable interest. Instead, the reporting entity will consider such indirect interests on a proportionate basis. The amendments are effective for public business entities for fiscal years ending after December 15, 2019. Early adoption is permitted. The Company is currently assessing the timing and impact of adoption of this ASU to its company financial statements.

In April 2019, the FASB issued ASU 2019-04 “Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments.” Apart from the amendments to ASU 2016-13 as mentioned below, the ASU also included subsequent amendments to ASU 2016-01, which we adopted in January 1, 2018. The guidance in relation to the amendments to ASU 2016-01 is effective for us for the year ending December 31, 2020 and interim reporting periods during the year ending December 31, 2020. Early adoption is permitted. The Company does not expect that the adoption of this ASU will have a material impact on its financial statements.

In December 2019, the FASB issued ASU 2019-12 to simplify the accounting in ASC 740, Income Taxes. This guidance removes certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences. This guidance also clarifies and simplifies other areas of ASC 740. This ASU will be effective beginning on January 1, 2021. Early adoption is permitted. Certain amendments in this update must be applied on a prospective basis, certain amendments must be applied on a retrospective basis, and certain amendments must be applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings/(deficit) in the period of adoption. The Company does not believe the adoption of this ASU would have a material effect on the Company’s company financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s balance sheets, statements of operations and comprehensive loss and statements of cash flows.

SHENZHEN QIANHAI BAIYU SUPPLY CHAIN CO., LTD.

December 31, 2019 and 2018

Notes to the financial statements

3.	PREPAYMENT

The following table summarizes the components of prepayment.

	As of December 31
	2019	2018
	RMB	RMB
Advance to supplier	84,158,068	9,591,161
Total	84,158,068	9,591,161

As of December 31, 2019and 2018, the company has prepaid aluminum ingots.

4.	OTHER PAYABLE AND ACCRUED LIABILITIES

Other payables and accrued liabilities consist of the following:

	As of December 31
	2019	2018
	RMB	RMB
Other payable	30,869,572	246,463
Advance from customers	-	8,531,893
Other miscellaneous payables	7,664	-
Total	30,877,236	8,778,356

As of December 31, 2019, the other payables balance between the Company and Shenzhen Huamu City Trading Co., Ltd. was RMB 28,644,800, and the company has already repaid RMB 19,617,764 before June 30, 2020.

5.	INCOME TAX EXPENSE

According to Caishui [2014] No. 26 published by State Administration of Taxation, Shen Qianhai Regulation [2018] No.4 and Shen Qianhai [2015] No.153 published by Shenzhen Qianhai Administration Bureau, the Company is entitled to concessional income tax rate at 15% for year ended December 31, 2018 and 2019.

SHENZHEN QIANHAI BAIYU SUPPLY CHAIN CO., LTD.

December 31, 2019 and 2018

Notes to the financial statements

Income tax expense is summarized as follows:

	Year ended	Year ended
	December 31	December 31
	2019	2018
	RMB	RMB
Current income tax expense	7,286,395	121,329

A reconciliation of the provisions for income taxes with amounts determined by applying the statutory income tax rate to income before income tax is as follows:

	Year ended	Year ended
	December 31	December 31
	2019	2018
	RMB	RMB
Statutory income tax rate	25%	25%
Profit before tax	48,575,966	1,458,927

Computed tax at the statutory tax rate	12,143,992	364,732
Tax incentive at concessional tax rate of 15%	(4,857,597)	(145,893)
Utilization of tax losses previously not recognized	-	(97,510)
Income tax expense	7,286,395	121,329
Effective income tax rate	15%	8%

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2019 and 2018, the Company did not have any significant unrecognized uncertain tax positions.

Taxes payable consisted of the following:

	Year ended	Year ended
	December 31	December 31
	2019	2018
	RMB	RMB

VAT taxes payable	3,065,115	164,336
Income taxes payable	7,545,600	259,205
Other taxes payable	643,299	24,987
Total	11,254,014	448,528

SHENZHEN QIANHAI BAIYU SUPPLY CHAIN CO., LTD.

December 31, 2019 and 2018

Notes to the financial statements

6.	CONCENTRATION OF RISK

Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. As of December 31, 2019 and 2018, RMB 5,997,894 and RMB 36,595 were deposited with a bank located in the PRC, respectively. As of December 31, 2019 and 2018, no deposited with a third-party platform fund account located in the PRC, respectively. These balances are not covered by insurance. While management believes that these financial institutions and third-party fund holder are of high credit quality, it also continually monitors their credit worthiness.

Customer concentration risk

There were two customers, Shanghai Lihui New Energy Technology Co., Ltd.. And Shenzhen Fuxinbao Supply Chain Management Co., Ltd., who accounted for 44% and 22% respectively of the Company’s sales for the year ended December 31, 2019. There were two customers, Shenzhen Denlston Industrial Co., Ltd..And Shenzhen Guanghuiyang Trading C., Ltd., who accounted for 31% and 24% respectively of the Company’s sales for the year ended December 31, 2018.

Sales to our five largest customers accounted for approximately 76% and 97% of our net sales during the years ended December 31, 2019 and 2018, respectively.

7.	SUBSEQUENT EVENTS

The impact of Coronavirus (COVID-19)

The Company revenue in the first quarter of 2020 increase by 258%, therefore, the Company does not foresee the COVID-19 outbreak having a substantial impact on its business for the full year. And the above outlook is based on information available as of the date of this report and reflects the Company’s current and preliminary expectations and estimates, which are all subject to change.

8.	SEGMENT INFORMATION AND REVENUE ANALYSIS

The Company follows ASC 280, Segment Reporting, which requires that companies to disclose segment data based on how management makes decision about allocating resources to each segment and evaluating their performances. The Company has two reporting segments. The Company’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. The Company considers itself to be operating within one reportable segment. The Company’s revenue and net income are substantially derived from trading of aluminum ingots and supply chain services.

SHENZHEN QIANHAI BAIYU SUPPLY CHAIN CO., LTD.

December 31, 2019 and 2018

Notes to the financial statements

Disaggregated information of revenues by business lines are as follows:

	Year ended	Year ended
	December 31	December 31
	2019	2018
	RMB	RMB
Trading of aluminum ingots	98,806,015	15,621,228
Supply chain services	49,405,343	2,735,849
Total	148,211,358	18,357,077

Year ended December 31, 2019

	Trading of	Supply
	aluminum ingots	chain services
	RMB	RMB
Revenue	98,806,015	49,405,343
Costs of revenue	(97,134,158)	(1,626,818)
Total	1,671,857	47,778,525

Year ended December 31, 2018

	Trading of	Supply
	aluminum ingots	chain services
	RMB	RMB
Revenue	15,621,228	2,735,849
Costs of revenue	(15,647,781)	(880,459)
Total	(26,553)	1,855,390

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